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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PayPal, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	77-0510487 (I.R.S. Employer Identification No.)
1840 Embarcadero Road, Palo Alto, California (Address of Principal Executive Offices)	94303 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. / /
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    /x/

Securities Act registration statement file number to which this form relates: 333-70438

Securities to be Registered Pursuant to Section 12(b) of the Act: None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of Class)

Item 1.

Description of Registrant's Securities to be Registered.

        The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-70438) as originally filed with the Securities and Exchange Commission on September 28, 2001 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of the registrant to be in effect upon the closing of this offering.
3.2*	Bylaws of the registrant to be in effect upon the closing of this offering.
4.1*	Specimen stock certificate.
4.2*	Amended and Restated Investors' Rights Agreement of X.com Corporation, dated as of August 7, 2000.
4.3*	Warrant issued by the registrant to Comerica Bank-California.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of PayPal, Inc. filed by PayPal, Inc. September 28, 2001, as amended (Registration No. 333-70438).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 24, 2002	PayPal, Inc.
	By:	/s/ JOHN D. MULLER John D. Muller General Counsel

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  Item 1.
  Description of Registrant's Securities to be Registered.
  Item 2.
SIGNATURE